Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ACCURIDE CORPORATION

(A DELAWARE CORPORATION)

(February 26, 2010)

i

ii

AMENDED AND RESTATED

BYLAWS

OF

ACCURIDE CORPORATION

(A DELAWARE CORPORATION)

ARTICLE I.

OFFICES

Section 1.1            Offices.  In addition to the Corporation’s registered office in the State of Delaware, as provided for in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Corporation may also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

CORPORATE SEAL

Section 2.1            Corporate Seal.  The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III.

STOCKHOLDERS’ MEETING

Section 3.1            Place of Meetings.  Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors.  The Board of Directors may determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 3.2            Annual Meeting.  To the extent required by applicable law, an annual meeting of stockholders of the Corporation shall be held each year at such date and time designated by the Board of Directors.  At each annual meeting of stockholders, directors shall be elected and any other proper business may be transacted.

Section 3.3            Notice of Business to be Brought Before a Meeting.

(a)            At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, including by any committees or persons appointed by the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 3.3 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 3.3 as to such business.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3.5.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.4, and this Section 3.3 shall not be applicable to nominations except as expressly provided in Section 3.4.

(b)            Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.3, (iii) if the stockholder or the beneficial owner, if different, on whose behalf such business is proposed, has provided the Corporation with a Solicitation Notice (as defined in Section 3.3(c)), deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal and must have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided to the Corporation, not solicit proxies in support of such proposal.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)            To be in proper form for purposes of this Section 3.3, a stockholder’s notice to the Secretary shall set forth:

(1)         As to each Proposing Person (as defined below in this Section 3.3(c)), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; and (C) whether such Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (an affirmative statement of such intent, a “Solicitation Notice”) (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Stockholder Information”);

(2)         As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a

Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(3)         As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 3.3, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(d)            A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.3 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to such adjourned or postponed meeting) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(e)            Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 3.3.  The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3.3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)             This Section 3.3 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.  In addition to the requirements of this Section 3.3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.  Nothing in this Section 3.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)            For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 3.4           Notice of Nominations for Election to the Board of Directors.

(a)            Except as may be provided in the Certificate of Incorporation, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 3.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 3.4 as to such nomination.  The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)            Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 3.3) thereof in writing and in proper form to the Secretary of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.4, (iii) if the stockholder or the beneficial owner, if different, on whose behalf any such nomination is proposed to be made, has provided the Corporation with a Solicitation Notice (as defined in Section 3.3(c)), deliver a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and must have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided to the Corporation, not solicit proxies in connection with such nominations.  Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof (as described below) in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.4, (iii) if the stockholder or the beneficial owner, if different, on whose behalf any such nomination is proposed to be made, has provided the Corporation with a Solicitation Notice (as defined in Section 3.3(c)), deliver a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and must have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided to the Corporation, not solicit proxies in connection with such nominations.  To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth day prior to such special meeting and not later than the ninetieth day prior to such special meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 3.3) of the date of such special meeting was first made.  In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)            To be in proper form for purposes of this Section 3.4, a stockholder’s notice to the Secretary shall set forth:

(1)         As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 3.3(c)(1), except that for purposes of this Section 3.4: (A) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.3(c)(1)) and (B) a Solicitation Notice shall be provided with respect to whether the Nominating Person intends to deliver a proxy statement and form of proxy to holders of at least a percentage of the Corporation’s shares reasonably believed by such Nominating Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Nominating Person;

(2)         As to each Nominating Person, any Disclosable Interests (as defined in Section 3.3(c)(2), except that for purposes of this Section 3.4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3.3(c)(2) and the disclosure in clause (E) of Section 3.3(c)(2) shall be made with respect to the election of directors at the meeting);

(3)         As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 3.4 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, or his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(4)         The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or the applicable listing requirements of any securities exchange on with the Corporation’s capital stock is listed for trading or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 3.4, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.

(d)            A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to such adjourned or postponed meeting) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(e)            Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 3.4.  The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 3.4, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f)             In addition to the requirements of this Section 3.4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 3.5            Special Meetings.  Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Secretary upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.  Stockholders shall not be permitted to call special meetings, or propose business to be brought before a special meeting, and the only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting given by or at the direction of the person calling the meeting pursuant to this Section 3.5.

Section 3.6            Notice of Meetings.

(a)            Notice.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, written, printed or electronic notice stating the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten nor more than sixty days before the date of the meeting, either personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the DGCL), to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, such notice to specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting.

(b)            Notice Deemed Received.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such address as it appears on the records of the Corporation.  Notice given by electronic transmission shall be effective (i) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of the posting or the giving of separate notice of the posting; or (iv) if by other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.

(c)            Waiver of Notice. Notice of the date, hour and place, if any, and, if applicable, the purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any such stockholder’s attendance at the meeting in person, by remote communication, if applicable, or by proxy, except if the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(d)            Postponement; Cancellation.  Any previously scheduled meeting of stockholders may be postponed, and, unless otherwise prohibited by applicable law or the Certificate of Incorporation, may be cancelled by resolution duly adopted by a majority of the Board of Directors, upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 3.7            Quorum and Adjournment.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws or required by applicable law, holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting, voting together as a single class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.  If such quorum is not so present or represented at any meeting of stockholders, then the chairman of the meeting or the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, voting together as a single class, shall have power to adjourn the meeting from time to time until a quorum is so present or represented. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, of such adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is so present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall also fix a new record date for determining the stockholders entitled to notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 3.8            Voting.  Each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate of Incorporation.  In all matters, other than the election of directors and except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the rules and regulations of any stock exchange applicable to the Corporation, the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation present or represented by proxy at the meeting and entitled to vote on the subject matter, voting together as a single class, shall be the act of the stockholders.  Subject to the rights of the holders of any series of Preferred Stock to elect directors, a plurality of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote with respect to the election of directors, voting together as a single class, shall elect directors.

Section 3.9            Voting Rights; Proxies.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date for such purpose shall be entitled to vote at any meeting of stockholders.  Every stockholder entitled to vote at a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 3.10         Joint Owners of Stock.  If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL.  If the instrument filed with the Secretary of the Corporation shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 3.11         List of Stockholders.  The officer of the Corporation who has charge of the stock ledger shall prepare and make available, at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the Corporation.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 3.11 or to vote in person or by proxy at any meeting of stockholders.

Section 3.12         Inspection of Elections.  If required by applicable law, the Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

Section 3.13         No Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at any annual or special meeting duly called and may not be taken by written consent of the stockholders.

Section 3.14         Organization.

(a)            At every meeting of stockholders, the chairman of the meeting shall be the Chairman of the Board of Directors, or, if such Chairman has not been appointed or is absent, the Chairman of the Audit Committee of the Board of Directors or, is such Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation present or represented by proxy at the meeting and entitled to vote on the subject matter, voting together as a single class.  The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)            The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV.

DIRECTORS

Section 4.1            Number and Term of Office.  Except as may be provided in a Certificate of Designations providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, the total number of directors constituting the entire Board of Directors shall consist of not less than five nor more than seven members, with the precise number of directors to be determined from time to time exclusively by a vote of a majority of the entire Board of Directors, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  Directors shall be elected at each annual meeting of stockholders and each director so elected shall hold office, subject to the earlier resignation, death, disqualification or removal of such director, until the next succeeding annual meeting or until his or her successor shall have been elected and qualified.

Section 4.2            Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by applicable law or by the Certificate of Incorporation or these Bylaws, the directors shall exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 4.3            Vacancies.  Except as may be provided in a Certificate of Designations for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the stockholders), acting by majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next meeting of stockholders at which directors are to be elected and until their successors are elected and qualified.  A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the resignation, death, disqualification or removal of any director.

Section 4.4            Resignation.  Any director may resign at any time by delivering his written resignation to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

Section 4.5            Removal.  Except as may be provided in a Certificate of Designations providing for any series of Preferred Stock with respect to any directors elected by the holders of such series and except as otherwise required by applicable law, any or all of the directors of the Corporation may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 4.6           Meetings.

(a)            Regular Meetings.  The Board of Directors may, by resolution, provide for the time and place for the holding of regular meetings of the Board of Directors.  No further notice shall be required for regular meetings of the Board of Directors.

(b)            Special Meetings.  Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware, whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the directors.

(c)            Meetings by Electronic Communications Equipment.  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)            Notice of Special Meetings.  Notice of the time and place of all special meetings of the Board of Directors shall be given to each director at his business or residence in writing, or by facsimile transmission, telephone communication or electronic transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

(e)            Waiver of Notice.  Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be deemed waived by any director by attendance at the meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. All waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7            Quorum; Voting.  Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors constituting the entire Board of Directors, as such total number is fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn the meeting from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.  At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws.

Section 4.8            Action Without Meeting.  Unless otherwise prohibited by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.9            Fees and Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 4.10         Committees.

(a)            Establishment of Committees.  The Board of Directors may designate one or more committees, each committee to consist of two or more of the members of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, except as expressly limited by Section 141(c)(2) of the DGCL.

(b)            Term.  Except as provided by applicable law, the Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation or removal from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

(c)            Meetings.  Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 4.10 shall be held at such times and places, if any, as are determined by the Board of Directors, the Chairman of the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the matter provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be deemed waived by any director by attendance at the meeting, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 4.11         Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority vote of the directors present, shall preside over the meeting.  The Secretary, or in his absence, any Assistant Secretary designated and directed to do so by the person presiding at the meeting, shall act as secretary of the meeting.

ARTICLE V.

OFFICERS

Section 5.1            Officers Designated.  The officers of the Corporation shall include, if and when designated, a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, and a Treasurer and such other officers and agents as the Board of Directors from time to time may designate. The Board of

Directors may give any officer such further designations or alternative titles as it deems appropriate. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by the DGCL.  The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 5.2            Term of Office.  Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death or until he or she shall resign or be removed.

Section 5.3           Duties of Officers.

(a)            Chairman of the Board.  The Chairman of the Board, when present, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.  The Chairman of the Board shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(b)            Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless a Chairman of the Board has been appointed and is present.  The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation, subject only to the power and authority of the Board of Directors.  The Chief Executive Officer shall perform other duties commonly incident to his or her office, and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c)            President.  The President shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless either the Chief Executive Officer has been appointed and is present or the Chairman of the Board has been appointed and is present.  Unless some other officer has been elected Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation.  The President shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)            Vice Presidents.  The Vice Presidents, if any, that have been designated officers of the Corporation, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant.  The Vice Presidents, if any, that have been designated officers of the Corporation, shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)            Secretary.  The Secretary shall attend all meetings of the stockholders and the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation.  The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice.  The Secretary shall perform all other duties given to the Secretary in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  Any Assistant Secretary may assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

(f)            Chief Financial Officer.  The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the President or the Chief Executive Officer.  The Chief Financial Officer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of the financial condition of the Corporation.  The Chief Financial Officer shall perform other duties commonly incident to his or her office, and shall also perform such other duties and have such other powers as the Board of Directors, the President or the Chief Executive Officer shall designate from time to time.

(g)            Treasurer.  The Treasurer may assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer or whenever the office of Chief Financial Officer is vacant.  The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.  Any Assistant Treasurer may assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 5.4            Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.5            Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation by the Corporation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the Corporation under applicable law, the Certificate of Incorporation, these Bylaws or any contract with the resigning officer.

Section 5.6            Removal.  Any officer may be removed from office at any time, either with or without cause, by the Board of Directors, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI.

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

Section 6.1            Execution of Corporate Instruments.  The Board of Directors may determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name, or to enter into contracts on behalf of the Corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

In the absence of any determination by the Board of Directors, all instruments and documents requiring the corporate signature, unless otherwise required by applicable law, may be executed, signed or endorsed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by the Chief Financial Officer, the Treasurer or such other person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.2            Voting of Securities Owned by the Corporation.  All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII.

SHARES OF STOCK

Section 7.1            Form and Execution of Certificates.  The Corporation may issue shares of any class or series of stock in certificated or uncertificated form, as determined by the Board of Directors.  Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.  Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and the relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by applicable law, set forth on the face or back a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of a class or any series of stock.  Upon request and within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.1 or otherwise required by applicable law, or with respect to this Section 7.1 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of a class or any series of stock.  Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class or series shall be identical.

Section 7.2            Lost Certificates.  A new certificate or certificates or uncertificated shares shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.3           Transfers.

(a)            Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)            The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 7.4           Fixing Record Dates.

(a)            In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty nor less than ten days before the date of such meeting.  If the Board of Directors so fixes a record date, such record date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.5            Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VIII.

OTHER SECURITIES OF THE CORPORATION

Section 8.1            Execution of Other Securities.  All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer;

provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX.

DIVIDENDS

Section 9.1            Declaration of Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 9.2            Dividend Reserve.  The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE X.

FISCAL YEAR

Section 10.1         Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI.

NOTICES

Section 11.1         Notices.

(a)            Notice to Stockholders.  Notice to stockholders of stockholder meetings shall be given as provided in Section 3.6 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, or by electronic mail or other applicable electronic means consented to by such stockholder in accordance with Section 232 of the DGCL.

(b)            Notice to Directors.  Any notice required to be given to any director may be given by any method stated in Section 4.6(d) hereof, as otherwise provided in these Bylaws, or by U.S. mail or nationally recognized overnight courier, or by facsimile, or by electronic mail, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)            Affidavit of Notice.  An affidavit of notice, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall, in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)            Time Notices Deemed Given.  All notices given by mail, as above provided, shall be deemed to have been given as of the time of mailing, and all notices given by facsimile or electronic mail shall be deemed to have been given as of the sending time recorded at time of transmission.

(e)            Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all directors or stockholders, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f)            Failure to Receive Notice.  The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent to such stockholder in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g)            Notice to Person with Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h)            Notice to Person with Undeliverable Address.  Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii)

all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his or her address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.  Notwithstanding the foregoing, this Section 11.1(h) shall not apply to notice given by means of electronic transmission.

(i)             Notice to Stockholders Sharing an Address.  Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within sixty days of having been given notice by the Corporation of its intention to send the single notice.  Any consent shall be revocable by the stockholder by written notice to the Corporation.

ARTICLE XII.

INDEMNIFICATION

Section 12.1         Right of Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Section 12.3 of this ARTICLE XII, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 12.2         Prepayment of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified for such amounts under this ARTICLE XII or otherwise.

Section 12.3         Claims.  If a claim for indemnification (following the final disposition of the Proceeding with respect to which indemnification is sought, including any settlement of such Proceeding) or advancement of expenses under this ARTICLE XII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent not prohibited by applicable law.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under this ARTICLE XII and applicable law.

Section 12.4         Non-Exclusivity of Rights.  The rights conferred on any Covered Person by this ARTICLE XII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 12.5         Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this ARTICLE XII after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

Section 12.6         Other Indemnification and Advancement of Expenses.  This ARTICLE XII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE XIII.

AMENDMENTS

Section 13.1         Amendments.  These Bylaws may be altered or amended or new Bylaws adopted as provided in the Certificate of Incorporation.